Exhibit 4.5

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE COMPANY’S OBLIGATIONS TO THE HOLDER PURSUANT TO SECTION 9.1(C) OF THIS WARRANT ARE SUBJECT TO A SUBORDINATION AGREEMENT DATED AS OF DECEMBER 15, 2000 AMONG EQUINOX HOLDINGS, INC. CERTAIN PARTIES NAMED THEREIN AS GUARANTORS, AND BANKERS TRUST COMPANY, AS AGENT, AND THE HOLDERS OF THE SENIOR SUBORDINATED NOTES, WHICH AMONG OTHER THINGS, SUBORDINATES THE COMPANY’S OBLIGATIONS UNDER SECTION 9.1(C) HEREOF TO THE COMPANY’S OBLIGATIONS TO CERTAIN HOLDERS OF SENIOR DEBT, AS MORE FULLY DESCRIBED IN THAT SUBORDINATION AGREEMENT.

EQUINOX HOLDINGS, INC.

Common Stock Purchase Warrant

No.	New York, New York
PPN 29477# AA 4	December 15, 2000

EQUINOX HOLDINGS, INC., a Delaware corporation (the “Company”), for value received, hereby certifies that [NAME OF MEZZANINE FUND], or its registered permitted assigns, is entitled to purchase from the Company [                          ] (the “Initial Warrant Shares”) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company at the purchase price per share of $.01 (the “Initial Warrant Price”), at any time or from time to time prior to 5:00 P.M., New York City time, on December 15, 2009 or such earlier date as provided in Section 9 hereof (such date, the “Expiration Date”), all subject to the terms, conditions and adjustments set forth below in this Warrant (as defined below).

This Warrant is one of the Common Stock Purchase Warrants (each a “Warrant” and collectively, the “Warrants,” such term to include any such warrants issued in substitution therefor) originally issued in connection with the execution and delivery of that certain Senior Subordinated Note and Warrant Purchase Agreement dated as of December 15, 2000 (as may be amended from time to time, the “Purchase Agreement”) by and among the Company, certain parties named therein as guarantors and the Purchasers named therein (the “Purchasers”).  The Warrants originally so issued evidence rights to purchase an aggregate of 783,020 shares of Common Stock, subject to adjustment as provided herein and therein.  All capitalized terms used herein which are not otherwise defined in Section 14 hereof shall have the meanings set forth in the Purchase Agreement.

1.                                      EXERCISE OR CONVERSION OF WARRANT

1.1                               Manner of Exercise or Conversion; Payment.

1.1.1                        Exercise.  This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day on or prior to the Expiration Date, by surrender of this Warrant to the Company at its office maintained pursuant to Section 13.2(a) hereof, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, (i) in cash, (ii) by certified check payable to the order of the Company, (iii) by wire transfer, or (iv) by the surrender by such holder to the Company, at the aforesaid offices, of any of the Company’s Senior Subordinated Notes due December 15, 2008 (the “Notes”) held by such holder, and all such Notes so surrendered shall be credited against such payment in an amount equal to the principal amount of such Notes plus accrued interest thereon to the date of the surrender, or by any combination of any of the foregoing methods, in the amount obtained by multiplying (a) the number of Initial Warrant Shares (without giving effect to any adjustment thereof, other than pursuant to Section 2.5) designated in such subscription by (b) the Initial Warrant Price (such product, the “Exercise Price”), and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities), adjusted as provided in Sections 2 through 4 hereof (other than any adjustment under Section 2.5, it being understood that Section 2.5, if applicable, shall operate solely to increase the number of Initial Warrant Shares for which this Warrant may be exercised, converted or exchanged); provided that the amount of payment per share of Common Stock (or Other Securities) (after giving effect to any adjustments as provided in Sections 2 through 4 hereof) upon exercise, conversion or exchange shall never be less than the par value per share of Common Stock (or Other Securities) at the time of such exercise.  To the extent necessary, the Exercise Price shall be deemed to have been amended to reflect the effects of the foregoing proviso.

1.1.2                        Conversion.  If instead of exercising this Warrant pursuant to the terms of Section 1.1.1 above, the holder hereof elects to convert this Warrant, in whole or in part, into shares of Common Stock, then such holder shall surrender this Warrant to the Company at its office maintained pursuant to Section 13.2(a) hereof during normal business hours on any Business Day on or prior to the Expiration Date accompanied by a conversion notice in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder, and such holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) equal to the quotient of:

(i)                                     the difference between:

(a)                                  the product of (x) the number of shares of Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof (other than any adjustment under Section 2.5, it being understood that Section 2.5, if applicable, shall operate solely to increase the number of Initial Warrant Shares for which this Warrant may be exercised, converted or exchanged) which such holder would be entitled to receive upon exercise of this

Warrant for the number of Initial Warrant Shares designated in such conversion notice multiplied by (y) the Current Market Price of each such share of Common Stock (or such Other Securities) so receivable upon such exercise minus

(b)                                 the Exercise Price

divided by

(ii)                                  such Current Market Price of each such share of Common Stock (or Other Securities).

1.1.3                        Exchange.  If instead of exercising or converting this Warrant pursuant to the terms of Section 1.1.1 or Section 1.1.2 above, the holder hereof exchanges this Warrant,  in whole or in part, for shares of Common Stock, then such holder shall surrender this Warrant to the Company at its office maintained pursuant to Section 14.2(a) hereof during normal business hours on any Business Day on or prior to the Expiration Date accompanied by an exchange notice in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder, and such holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and non assessable shares of Common Stock (or Other Securities) equal to the quotient of:

(i)                                     the difference between:

(a)                                  the product of the number of shares of Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof (other than any adjustment under Section 2.5, it being understood that Section 2.5, if applicable, shall operate solely to increase the number of Initial Warrant Shares for which this Warrant may be exercised, converted or exchanged) which such holder would be entitled to receive upon exercise of this Warrant for the number of Initial Warrant Shares designated in such exchange notice multiplied by the Current Market Price of each such share of Common Stock (or such Other Securities) so receivable upon such exercise.

minus

(b)                                 the Exercise Price

divided by

(ii)                                  such Current Market Price of each such share of Common Stock (or Other Securities).

For all purposes of this Warrant (other than this Section 1.1), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the conversion or exchange of this Warrant into Common Stock (or Other Securities) in accordance with the terms of this Section 1.1.2 and Section 1.1.3.

1.2                               When Exercise Effective.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall be deemed to have been surrendered to the Company as provided in Section 1.1 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.3 hereof shall be deemed to have become the holder or holders of record thereof.

1.3                               Delivery of Stock Certificates, etc.  As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter, the Company at its sole expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 10 hereof, as such holder (upon payment by such holder of any applicable transfer taxes) may direct:

(a)                                  a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise; and

(b)                                 in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 1.1 hereof.

1.4                               Company to Reaffirm Obligations.  The Company will, at the time of each exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder all rights (including without limitation any rights to registration, pursuant to the Registration Rights Agreement referred to in Section 8 hereof and any other rights afforded to such holder pursuant to the Stockholders Agreement with respect to the shares of Common Stock or Other Securities issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant; provided, however, that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

2.                                      ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

2.1                               General; Number of Shares; Warrant Price.  The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 1.1 hereof, by the fraction of which (a) the numerator is the Initial Warrant Price and (b) the denominator is the Warrant

Price in effect on the date of such exercise; provided, however, that notwithstanding anything to the contrary contained in this Section 2, the Warrant Price shall not be adjusted for:

(a)                                  issuances, grants or sales of Additional Shares of Common Stock (or Options or Convertible Securities for Additional Shares of Common Stock) to employees, directors or non-affiliated consultants of the Company or its Subsidiaries, in each case, that are not affiliated with the Sponsors, pursuant to one or more stock option plans that have terms that are identical or are substantially similar to the terms of the Company’s 2000 Stock Incentive Plan (the “Management Options”);

(b)                                 any issuances of Additional Shares of Common Stock or any issuance of Additional Shares of Common Stock (or Options or Convertible Securities for Additional Shares of Common Stock) in which the holder participates by exercising such holder’s pre-emptive rights set forth in Section 2.7 of the Stockholders Agreement; or

(c)                                  any issuances or sales of Additional Shares of Common Stock (or Options or Convertible Securities for Additional Shares of Common Stock) that are issued or sold together with other stock, securities or other assets of the Company for an aggregate consideration of at least equal to their aggregate fair market value, as determined by the Board of Directors in good faith; or

(d)                                 any sales of Additional Shares of Common Stock in a Qualified Public Offering and any issuances, grants or sales of Additional Shares of Common Stock (or Options or Convertible Securities) made thereafter; or

(e)                                  any issuances of Additional Shares of Common Stock by the Company into escrow pursuant to Section 2.11 of the Merger Agreement, but upon release from escrow to any Person other than the Company, the Warrant Price shall be adjusted if such adjustment is otherwise required by this Section 2.

2.2                               Adjustment of Warrant Price.

2.2.1                        Issuance of Additional Shares of Common Stock.  In the event the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.3 or 2.4 hereof) without consideration or for consideration per share less than the Current Market Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 2.8 hereof, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction:

(a)                                  the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Current Market Price; and

(b)                                 the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

2.2.2                        Dividends and Distributions.  In the event that the Company at any time or from time to time after the date hereof declares, orders, pays or makes a dividend or other distribution (including without limitation any distribution of cash, other or additional stock or other securities or property or Options, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise) on the Common Stock, other than a dividend payable in Additional Shares of Common Stock that is subject to Section 2.4 hereof, then, and in each such case the holder hereof shall be entitled to receive an amount of cash equal to such dividend or other distribution when the same is made to the beneficial owners of the Common Stock as if this Warrant had been converted into shares of Common Stock in accordance with the provisions of Section 1.1.2 immediately prior to the close of business on the day immediately preceding the record date.

2.3                               Treatment of Options and Convertible Securities.  In the event that the Company at any time or from time to time after the date hereof issues, sells, grants or assumes, or fixes a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) at any time issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date immediately prior to the commencement of ex-dividend trading); provided, however, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.6 hereof) of such shares would be less than the Current Market Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date immediately prior to the commencement of ex-dividend trading), as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(a)                                  no further adjustment of the Warrant Price shall be made upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock;

(b)                                 if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), then the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or the date immediately prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

(c)                                  upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which have not been exercised, or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) have not been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date immediately prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon (and effective as of) such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

(i)                                     in the case of Options or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

(ii)                                  in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 2.6 hereof) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised; and

(d)                                 no readjustment pursuant to clause (b) or (c) above (either individually or cumulatively together with all prior readjustments as made in respect of such Options or Convertible Securities) shall have the effect of increasing the Warrant Price by a proportion (relative to the Warrant Price in effect immediately prior to such readjustment) in excess of the inverse of the aggregate proportional adjustment thereof made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities.

If the consideration provided for in any Option or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security shall be reduced, or the rate at which any Option is exercisable or any Convertible Security is convertible into or exchangeable for shares of Common Stock shall be increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, effective concurrently with each such change, the Warrant Price then in effect shall first be adjusted to eliminate the effects (if any) of the issuance (or deemed issuance) of such Option or Convertible Security on the Warrant Price and then readjusted as if such Option or Convertible Security had been issued on the date of such change with the terms in effect after such change, but only if as a result of such adjustment the Warrant Price then in effect hereunder is thereby reduced.

2.4                               Treatment of Stock Dividends, Stock Splits, etc.  In the event the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

2.5                               Treatment of 2000 Contingent Share Payment.  In the event that the Escrow Agent distributes the Escrowed Shares to the Shareholders pursuant to Section 2.11 of the Merger Agreement, then the Initial Warrant Shares shall be increased, as of December 15, 2000, by the applicable number of Earn Out Shares.  If the Escrowed Shares are released as contemplated by this Section 2.5, the Company will notify each holder of Warrants of such release and shall reflect the resulting increase in the aggregate Initial Warrant Shares in the Company’s books and records as of December 15, 2000.  The existence of such release and any resulting increase in the Initial Warrant Shares shall not be required to be noted on the face of this Warrant.  If one or more new warrant certificates are issued (1) in exchange for this warrant certificate, (2) to replace a lost certificate, (3) as a result of partial exercise, conversion or exchange for Common Stock, (4) as a result of transfer or partial transfer, or (5) under any other circumstances, then (A)the number of Initial Warrant Shares shown on the face of each such new certificate shall, for simplicity and ease of reference, continue to exclude the number of Earn Out Shares applicable to such Initial Warrant Shares and (B) the Company’s books and records shall continue to reflect the increase in Initial Warrant Shares, if any, as a result of the application of this Section 2.5.  Once the Escrowed Shares are released and the Company has duly reflected in its books and records any increase in the number of Initial Warrant Shares required to be made pursuant to this Section 2.5, the provisions of this Section 2.5 shall no longer serve as the basis for any other adjustments pursuant to this Warrant.

2.6                               Computation of Consideration.  For the purposes of this Section 2:

(a)                                  the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration:

(i)                                     insofar as it consists of cash, be computed at the amount of cash actually received by the Company net of any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

(ii)                                  insofar as it consists of property (including securities) other than cash actually received by the Company, be computed at the fair market value thereof (as determined by the Board of Directors) at the time of such issue or sale;

(iii)                               insofar as it consists neither of cash nor of other property, be computed as having no value; and

(iv)                              in the event Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i), (ii) and (iii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company, provided that no such allocation shall be necessary if the Board of Directors determines that such Additional Shares of Common Stock, together with the other stock, securities or other assets, were sold together for an aggregate consideration at least equal to their fair market value;

(b)                                 Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.3 hereof shall be deemed to have been issued for a consideration per share determined by dividing:

(i)                                     the total amount of cash and other property, if any, received and receivable by the Company as direct consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration the purpose of which is to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing clause (a), by

(ii)                                  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities; and

(c)                                  Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.4 hereof shall be deemed to have been issued for no consideration.

2.7                               Adjustment for Combinations, etc.  In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common

Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

2.8                               Minimum Adjustment of Warrant Price.  If  the amount of any adjustment of the Warrant Price required pursuant to this Section 2 would be less than one-tenth (1/10) of one percent (1%) of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, then such amount shall be carried forward and adjustment shall be made with respect thereto at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one tenth (1/10) of one percent (1%) of such Warrant Price.

2.9                               Shares Deemed Outstanding.  For all purposes of the computations to be made pursuant to this  Section 2, (i) there shall be deemed to be outstanding all shares of Common Stock issuable pursuant to the exercise of Options and conversion of Convertible Securities outstanding on December 15, 2000, including, without limitation, the Warrants, (ii) immediately after all Additional Shares of Common Stock are deemed to have been issued pursuant to Section 2.3 or 2.4 hereof, such Additional Shares shall be deemed to be outstanding, (iii) treasury shares shall not be deemed to be outstanding and (iv) no adjustment shall be made in the Warrant Price upon the issuance of shares of Common Stock pursuant to Options and Convertible Securities so deemed to be outstanding, but this Section 2.9 shall not prevent other adjustments in the Warrant Price arising by virtue of such outstanding Options or Convertible Securities pursuant to the provisions of Section 2.3 hereof; provided, however, that, for purposes of calculating adjustments to the Warrant Price, there shall be deemed to be outstanding immediately after giving effect to any issuance of shares of Common Stock, Options or Convertible Securities all shares of Common Stock issuable upon the exercise of Options and conversion of Convertible Securities then outstanding (including, without limitation, the Warrants) after giving effect to antidilution provisions contained in all such outstanding Options and Convertible Securities which cause an adjustment in the number of shares of Common Stock so issuable, either by virtue of such issuance of shares of Common Stock, Options or Convertible Securities or by virtue of the operation of such antidilution provisions.

2.10                        Contest and Appraisal Rights.  (a) If the holders of Warrants entitling such holders to purchase a majority of the Warrant Shares subject to purchase upon exercise of Warrants at the time outstanding (the “Required Interest”) shall, for any reason whatsoever, disagree with the Company’s determination of the Market Price of the Common Stock or of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of Additional Shares of Common Stock, then such holders shall by notice to the Company (an “Appraisal Notice”) given within thirty (30) days after the Company’s determination elect to dispute such determination, and such dispute shall be resolved as set forth in clause (b) of this Section.  Notwithstanding the foregoing, the Required Interest shall not be entitled to seek an appraisal pursuant to this Section 2.10 for the Market Price of any Common Stock (i) which the board of directors determines was issued for an aggregate consideration at least equal to their fair market value, and (ii) which was issued to an unaffiliated institutional investor or investment fund with assets under management in excess of $100,000,000 and that has experience in private equity investments.

(b)                                 The Company shall within thirty (30) days after an Appraisal Notice shall have been given, engage an Appraiser to make an independent determination of the Fair Market Price for the Common Stock or of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of additional shares of Common Stock, as the case may be (the “Appraiser’s Determination”).   In arriving at its determination, the Appraiser shall base any valuation upon (i) in the case of the fair Market Price of the Common Stock, the fair market value of the Company assuming that the Company were sold as a going concern, without regard to the existence of any control block, and (ii) in the case of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of Additional Shares of Common Stock, the fair market value of such property (or securities) assuming that such property (or securities) were sold to an unaffiliated third party in an arm’s-length transaction.  The Appraiser’s Determination shall be final and binding on the Company and the holders of the Warrants.  The costs of conducting an appraisal shall be borne entirely by the Company; provided, however, that:

(i)                                     in the case of a determination of the Market Price for the Common Stock, if the Appraiser’s Determination is greater than or less than Company’s determination and adverse to the holder by more than 15%, then the costs of conducting the appraisal shall be borne ratably by the holders of the Warrants; and

(ii)                                  in the case of a determination of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of Additional Shares of Common Stock, if the Appraiser’s Determination is greater than or less than the Company’s determination  and adverse to the holder by more than 15%, then the costs of conducting the appraisal shall be borne ratably by the holders of the Warrants.

3.                                      CONSOLIDATION, MERGER, ETC.

3.1                               Adjustments for Consolidation, Merger, Sale of Assets, Reorganizations, etc.  In the event the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other Property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification to the extent that such capital reorganization or reclassification results in the issuance of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in Section 2.2.1 or 2.2.2 hereof), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4 hereof; provided, however, that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the holder of such Warrants so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, then the holder of such Warrants shall be entitled to receive the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder if the holder of such Warrants had exercised such Warrants prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4 hereof.

3.2                               Assumption of Obligations.  Notwithstanding anything contained in the Warrants or in the Purchase Agreement to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section 3.1 hereof (other than a transaction prior to a Qualified Public Offering that qualifies as an Approved Sale, which is governed by Section 3.3 below) unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Registration Rights Agreement and the Stockholders Agreement and (c) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such holder may be entitled to receive, and such Person shall have similarly delivered to such holder an opinion of counsel for such Person, which counsel and opinion shall be reasonably satisfactory to such holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including without limitation all of the provisions of this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.  Nothing in this Section 3 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement.

3.3                                 Approved Sale.  In the event of an Approved Sale prior to a Qualified Public Offering, the provisions of this Section 3.3, shall apply, and to the extent that such provisions conflict with or are otherwise inconsistent with any other provisions of this Warrant or the Stockholders Agreement, the provisions of this Section 3.3 shall control;

3.3.1                        Consideration for Warrants.  In the event of such Approved Sale, the holder of this Warrant will be given the opportunity to either:

(a)                                  exercise, convert or exchange this Warrant (in whole, or if permitted by the terms of the Approved Sale, in part) in the manner contemplated by Section 1.1 prior to the consummation of the Approved Sale and thereafter participate in such Approved Sale as a holder of Common Stock; or

(b)                                 upon the consummation of the Approved Sale, receive in exchange this Warrant (in whole, or if permitted by the terms of the Approved Sale, in part) consideration (of the kind specified in the Stockholders Agreement) equal to the product of:

(1)                                  the amount of consideration on a per share basis received by the holders of the Common Stock in connection with the Approved Sale minus the Initial Warrant Price; and

(2)                                  if the purchaser in such Approved Sale would not be adversely affected by the failure of the holder to exercise, convert or exchange this Warrant prior to the Approved Sale, the number of shares of Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof which such holder would be entitled to receive upon such full or partial exercise of this Warrant) immediately prior to the consummation of the Approved Sale.

3.3.2                        Assumption of Obligations.  If the holder elects to exercise this Warrant prior to the consummation of the Approved Sale, the Company will not consummate the Approved Sale, unless prior to the consummation thereof, the holder of this Warrant has received (i) that number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof; and (iii) a written instrument executed by the Company (or any successor or assignee), satisfactory to the holder, that acknowledges all of the continuing obligations of the Company (or such successor or assign) under the Stockholders Agreement, if any, and provides the holder with other rights at least as favorable as those afforded to other holders of capital stock of the Company.

4.                                      OTHER DILUTIVE EVENTS.  In case any event shall occur as to which the provisions of Section 2 or 3 hereof are not strictly applicable but the failure to make any adjustment would not, in the reasonable opinion of the holder of the Required Interest, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, at the request of such holder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be satisfactory to the holder or the holders of the Required Interest), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3 hereof, necessary to preserve, without dilution, the purchase rights represented by this Warrant.  Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.  The cost of such opinion shall be borne entirely by the Company except in the event that such firm of investment bankers determines that no adjustment is necessary, in which case, the costs of such opinion shall be borne entirely by the holders.

5.                                      NO DILUTION OR IMPAIRMENT.  The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment.  Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company’s certificate of incorporation and available for the purpose of issuance upon such exercise.

6.                                      ACCOUNTANTS’ REPORT AS TO ADJUSTMENTS.  In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its sole expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than (i) any computation of the fair market value of property or (ii) any determination of Market Price, both as determined in good faith by the Board of Directors of the Company) and, in connection with the preparation of the Company’s quarterly financial statements prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2 hereof) on account thereof.  The Company will forthwith mail a copy of each such report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated.  The Company will also keep copies of all such reports at its office maintained pursuant to Section 13.2(a) hereof and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

7.                                      NOTICES OF CORPORATE ACTION.  In the event of

(a)                                  any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)                                 any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

(c)                                  any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d)                                 any issuance of any Common Stock, Convertible Security or Option by the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other

Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iv) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor.  Such notice shall be mailed at least forty-five (45) days prior to the date therein specified.

8.                                      REGISTRATION OF WARRANTS AND COMMON STOCK.  If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its sole expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.  The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement).  Each holder of any shares of Common Stock (and Other Securities) issued upon exercise of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.  At any such time as Common Stock is listed on any national securities exchange, the Company will, at its sole expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants (which have been registered pursuant to the Registration Rights Agreement) and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any Other Securities (which have been registered pursuant to the Registration Rights Agreement) that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

9.                                      REDEMPTION AND CANCELLATION OF WARRANTS.

9.1                               Put Right.  (a)  If  the Company has not completed a Qualified Public Offering by the sixth anniversary of the Closing Date, then at such time or at any time thereafter, the holder or holders of the Required Interest may demand that the Company purchase all (100%) of the Warrants held by all holders at the Redemption Price by delivery of a written notice to the Company (the date such notice is delivered to the Company shall hereinafter be referred to as, the “Put Demand Date”).  The Company shall use its best efforts to pay the Redemption Price to such holder in immediately available funds as soon as reasonably practicable (the “Put Payment Date”), but in no event later than sixty (60) days after the Put Demand Date, upon surrender of this Warrant to the Company at its office maintained pursuant to Section 13.2(a) hereof or, if requested by such holder without surrender of this Warrant, by wire transfer to any account in The City of New York specified by notice to the Company.

(b)                                 Upon surrender of this Warrant in accordance with the procedures set forth in Section 9.1(a), the right to purchase shares of Common Stock represented by this Warrant shall terminate, and this Warrant shall represent the right of the holder to receive only the applicable Redemption Price from the Company in accordance with Section 9.1. The holder’s right to demand redemption of this Warrant pursuant to this Section 9.1 shall be referred to herein as the holder’s “Put Right.”

(c)                                  Default; Automatic Conversion into Debt.  In the event that the Company fails to purchase this Warrant within sixty (60) days of the Put Demand Date (the “Put Demand Period”), then on the next succeeding day, all of the rights heretofore represented by this Warrant, including the holder’s right to purchase shares of Common Stock represented by this Warrant, shall convert, automatically and irrevocably and without any further action or acknowledgment on the part of the Company or the holder, into an unsecured junior subordinated obligation (which shall be subordinated to the Notes and shall be subordinated to the Senior Debt pursuant to the Senior Credit Subordination Agreement) of the Company to pay to such holder, on the earlier to occur of (a) the maturity of the Notes (whether by acceleration, redemption or otherwise), and (b) a refinancing of the then existing Senior Debt, an amount equal to the Redemption Price, together with accrued interest (based on a 360-day year of 30-day months) on the unpaid principal amount thereof at a rate of fourteen percent (14%) per annum, compounded quarterly and payable in arrears by the issuance of additional unsecured junior subordinated obligations of the Company on the same terms until such obligation is paid or prepaid in full.  The rate of interest payable on such obligations shall increase by one percent (1.00%) as of the end of each three month period after the Put Demand Period until such obligations are paid or prepaid in full or until such interest rate reaches the lesser of (i) a maximum rate of sixteen percent (16.00%) per annum or (ii) the maximum rate permitted by applicable law.  Nothing in this subsection 9.1(c) shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law.  The obligations of the Company created pursuant to this subsection 9.1(c)  may be prepaid by the Company at any time without premium or penalty and must be prepaid upon the consummation of a Qualified Public Offering.  The entire principal amount of the obligations and any interest accrued thereon shall become immediately due and payable upon acceleration by the Noteholders of any of the Notes or upon the occurrence of an Event of Default specified in Section  8.5 of the Purchase Agreement.  All payments of principal and interest on such obligation shall be made by wire transfer of immediately available funds to an account or accounts designated in writing by the holder.

9.2                               Call Right.  (a) If the Company has not completed a Qualified Public Offering, then at any time on or after the seventh anniversary of the Closing Date the Company may repurchase all (100%) but not less than all, of the Warrants held by all holders at the Redemption Price by delivery of a notice to all holders of the Warrants (the date such notice is delivered to the holders shall hereinafter be referred to as, the “Call Redemption Date”).  The Company shall use its best efforts to pay the Redemption Price to such holders in immediately available funds as soon as reasonably practicable, but in no event later than sixty (60) days after the Call Redemption Date (such date, the “Call Payment Date”), upon surrender of this Warrant to the Company at its office maintained pursuant to Section 13.2(a) hereof or, if requested by such holder without surrender of this Warrant, by wire transfer to any account in The City of New York specified by notice to the Company.

(b)                                 The Company shall, immediately upon receipt by the Company of the Appraiser’s determination of the Redemption Price, deliver to the holder written notice of such calculation (together with the Appraiser’s report), whereupon the holder shall have ten (10) Business Days after the Call Redemption Date to elect, in a writing delivered to the Company, to exercise the Warrant in accordance with the terms set forth herein.

(c)                                  Subject to 9.2(b) above, upon redemption in accordance with the procedures set forth in Section 9.2(a), the right to purchase shares of Common Stock theretofore represented by this Warrant as to which the Company has exercised its right to purchase the Warrant shall terminate, and this Warrant shall represent the right of the holder to receive only the applicable Redemption Price from the Company in accordance with Section 9.2. The Company’s right to purchase this Warrant pursuant to this Section 9.2  shall be referred to hereinafter as the Company’s “Call Right.”

(d)                                 Notwithstanding the foregoing, if on or prior to the date twelve (12) months after the Call Payment Date (i) the Company completes a Qualified Public Offering, (ii) the Company agrees to complete a capital reorganization or any reclassification or recapitalization of its capital stock, (iii) the Company or any Subsidiary or their stockholders agrees to a consolidation or merger involving the Company or such Subsidiary and any other Person, (iv) the Company or any Subsidiary agrees to effect a transfer of all or substantially all the assets or capital stock of the Company or such Subsidiary to another Person, (v) a majority of the stockholders on the date hereof sells or agrees to sell in excess of 50% of the capital stock of the Company or (vi) the Company agrees, submits or consents to any voluntary or involuntary dissolution, liquidation or winding-up of the Company or any Subsidiary (each of the foregoing events being referred to as an “Adjustment Event”), then the Company shall pay to each holder as additional compensation an amount equal to the product of (a) the difference between the highest price per share paid, to be paid or deemed received by the Person or Persons purchasing or receiving Common Stock or assets in connection with such Adjustment Event (less underwriting commissions and other appropriate costs and expenses) less the Redemption Price paid to the holder multiplied by (b) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the Call Redemption Date.

10.                               RESTRICTIONS ON TRANSFER.

10.1                        Restrictive Legends.  Except as otherwise permitted by the terms of the Stockholders Agreement, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities), all Warrants originally issued pursuant to the Purchase Agreement and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 13 hereof shall be transferable only upon satisfaction of the conditions specified in Section 4.1 of the Purchase Agreement, the Stockholders Agreement and in this Section 10 and shall be stamped or otherwise imprinted with legends in substantially the form required by Section 4.1 of the Purchase Agreement.

10.2                        Termination of Restrictions.  The restrictions imposed by this Section 10 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such Restricted Securities shall have been effectively registered under the Securities Act, or (b) when, in the opinion of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act or Section 4.1 of the Purchase Agreement.  Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor bearing the applicable legends required by Section 10.1 hereof.

11.                               AVAILABILITY OF INFORMATION.  If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, then the Company shall comply with the reporting requirements of Section 13 and 15(d) of the Exchange Act and shall comply with all public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.  The Company shall also cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.  The Company shall furnish to each holder of any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

12.                               RESERVATION OF STOCK, ETC.  The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock of each class (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding.  All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.  Before taking any action that would cause a reduction of the Warrant Price pursuant to Section 2.2 hereof below the then par value (if any) of the Common Stock issuable upon exercise of the Warrants, the Company shall, if permitted under the circumstances by applicable law, take any and all corporate action (including a reduction in par value) which shall, in the opinion of counsel, be necessary to validly and legally issue fully paid and nonassessable shares of Common Stock at the Warrant Price as so reduced.

13.                               OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

13.1                        Ownership of Warrants.  The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to Section 13.2(a) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary.  Subject to Section 10 hereof, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

13.2                        Office; Transfer and Exchange of Warrants.

(a)                                  The Company shall maintain an office (which may be an agency maintained at a bank) in New York, New York where notices, presentations and demands in respect of this Warrant may be made upon it.  Such office may be maintained at 895 Broadway, New York, New York, until such time as the Company shall notify the holders of the Warrants of any change of location of such office within the State of New York.

(b)                                 The Company shall cause to be kept at its office maintained pursuant to Section 13.2(a) hereof a register for the registration and transfer of the Warrants (the “Warrant Register”).  The Company shall record all transfers of the Warrants in the Warrant Register, and entries in the Warrant Register shall be conclusive and binding absent manifest error.  The names and addresses of holder of Warrants, the transfer thereof and the names and addresses of transferees of Warrants shall be registered in such register.  The Person in whose names any Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c)                                  Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 13.2(a) hereof, the Company at its expense will (subject to compliance with Section 10 hereof, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces therefor for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

13.3                        Replacement of Warrants.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than a Purchaser or any institutional investor, upon delivery of indemnity satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to Section 13.2(a) hereof, the Company at its sole expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

14.                               DEFINITIONS.  As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Additional Shares of Common Stock” means all shares (including treasury shares) of Common Stock, issued or sold (or, pursuant to Section 2.3 or 2.4 hereof, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than the shares of Common Stock issued upon the exercise of Warrants.

“Agent” means Bankers Trust Company, as administrative agent under the Senior Credit Agreement and any successor thereto.

“Appraiser” an independent nationally recognized investment bank or other qualified financial institution acceptable to the Company and the Required Interest.

“Approved Sale” shall mean a sale pursuant to Section 2.4 or 2.5 of the Stockholders Agreement; provided, however, that the term “Approved Sale” shall not include any transaction that fails to satisfy each of the conditions precedent set forth in Section 2.4 or 2.5 of the Stockholders Agreement.

“Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.  Any reference to “days” (unless Business Days are specified) shall mean calendar days.

“Closing Date” shall have the meaning given to such term in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall have the meaning given to such term in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

“Company” shall have the meaning given to such term in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company in compliance with Section 3 hereof.

“Convertible Securities” means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

“Current Market Price” means on any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no class of the Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, the Current Market Price shall be the Market Price on such date.

“Earn Out Shares” means the number of shares determined by multiplying (a) a fraction, the numerator of which shall be the Initial Warrant Shares (prior to any increase under Section 2.5 hereof) and the denominator of which shall be 783,020, by (b) 96,194.

“Escrow Agent” shall have the meaning given to such term in the Merger Agreement.

“Escrow Shares” shall have the meaning given to such term in the Merger Agreement.

“Event of Default” shall have the meaning given to such term in the Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Expiration Date” shall have the meaning given to such term in the introduction to this Warrant.

“Fully Diluted Basis” means at any time (i) as applied to any calculation of the number of securities of the Company, after giving effect to (x) all shares of Common Stock and Other Securities of the Company outstanding at the time of determination, and (y) all shares of the Company’s Common Stock or Other Securities issuable upon the exercise of any Convertible Security or Option outstanding on the Closing Date; and (ii) as applied to any calculation of value, after giving effect to the foregoing securities and the payment of any consideration payable upon the exercise of any Convertible Security or Option referred to in clause (y) above if such Convertible Security or Option were exercisable at such time.

“Market Price” means on any date specified herein, the amount per share of Common Stock equal to (a) the last sale price of Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which Common Stock is then listed or admitted to trading, or (b) if Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of Common Stock on such date, or (c) if there shall have been no trading on such date or if Common Stock is not so designated or if Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, or if the asset to be valued is property, then the fair market value thereof determined in good faith by the Board of Directors of the Company as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

“Merger Agreement” means “Merger Agreement” as defined in the Purchase Agreement.

“NASD” means the National Association of Securities Dealers, Inc.

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

“Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of Warrants, in lieu of or in addition to Common Stock, and which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 hereof or otherwise.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity, foreign or domestic, having jurisdiction over either the Company or any holder of a Warrant.

“Purchase Agreement” shall have the meaning given to such term in the introduction to this Warrant.

“Purchasers” shall have the meaning given to such term in the introduction to this Warrant.

“Qualified Public Offering” means the closing of the Company’s first underwritten offering to the public pursuant to an effective registration statement under the Securities Act provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Company exceed $35,000,000 and (ii) such Common Stock is listed for trading on either the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market.

“Redemption Price” means the fair market value of the Warrant as of the Put Demand Date or the Call Redemption Date, as applicable, in each case as determined by the Appraiser and based upon an independent valuation of the Company.  For purposes of determining fair market value, the Company shall be valued at the fair market value of the Company if sold as a going concern, without regard to the existence of a control block, the lack or depth of a market for the Common Stock, the Warrants and any other factors affecting the liquidity or marketability of the Common Stock or the Warrants.

“Registration Rights Agreement” means that certain Registration Rights Agreement by and between the Company and the Purchasers dated as of  December 15, 2000, as from time to time in effect.

“Restricted Securities” means all of the following: (a) any Warrants bearing the applicable legend or legends referred to in Section 10.1 hereof, (b) any shares of Common Stock (or other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section, and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section.

“Securities Act” means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.

“Senior Debt” means the “Senior Debt” as defined in the Senior Credit Subordination Agreement.

“Senior Credit Agreement” shall have the meaning given to such term in the Purchase Agreement.

“Senior Credit Subordination Agreement” means that certain Subordination Agreement dated as of even date herewith by and among Bankers Trust Company, the Purchasers, the Company and certain guarantors named therein.

“Stockholder” shall have the meaning given to such term in the Merger Agreement.

“Stockholders Agreement” means that certain Stockholders Agreement by and between the Company, the Purchasers and the stockholders named therein dated as of December 15, 2000, as from time to time in effect.

“Warrant Price” shall have the meaning given to such term in Section 2.1 hereof.

“Warrants” shall have the meaning given to such term in the introduction of this Warrant.

15.                               REMEDIES.  The Company stipulates that the remedies at law available to the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

16.                               NO RIGHTS OR LIABILITIES AS STOCKHOLDER.  Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

17.                               NOTICES.  Any notice or other communication in connection with this Warrant shall be deemed to be delivered if in writing (or, in the form of a telex or telecopy) addressed as hereinafter provided and if either (x) actually delivered at said address (evidenced in the case of a telex by receipt of the correct answerback) or (y) in the case of a letter, three Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified; (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the office of the Company maintained pursuant to Section 13.2(a) hereof; or (b) if to the Company, to the attention of its President at its office maintained pursuant to Section 13.2(a) hereof; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1 hereof.

18.                               MISCELLANEOUS.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Required Interest; provided however that no such change, waiver, discharge or termination that would treat the holder of this Warrant in a discriminatory manner may be made without the prior written consent of the holder of this Warrant. This Warrant shall be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of New York without giving effect to doctrines relating to conflicts of laws.  The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

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EQUINOX HOLDINGS, INC.

By:
	Name:	Adam Saltzman
	Title:	Vice President

[SIGNATURE PAGE TO WARRANT]

FORM OF SUBSCRIPTION

[To be executed only upon exercise of Warrant]

To  EQUINOX HOLDINGS, INC.

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder,           (1) Initial Warrant Shares (consisting of (A)           Initial Warrant Shares, which is the number of Initial Warrant Shares (or portion thereof in the case of partial exercise) set forth on the face of the Warrant plus (B)           Earn Out Shares, if any, which are the Earn Out Shares, if any, (or pro rata portion of such Earn Out Shares in the case of a partial exercise) by which such number of Initial Warrant Shares was increased) and herewith makes payment of $                        therefor, and requests that the certificates for such shares be issued in the name of, and delivered to                                                  , whose address is                                                                            .

Dated:
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

	(City)	(State)	(Zip Code)

(1)                                  Insert here the number of Initial Warrant Shares (including the number of any Earn Out Shares, if any, resulting from an increase under Section 2.5 of the Warrant) called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment (other than any adjustment under Section 2.5, it being understood that Section 2.5, if applicable, shall operate solely to increase the number of Initial Warrant Shares for which this Warrant may be exercised, converted or exchanged) for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise.  In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

FORM OF CONVERSION NOTICE

[To be executed only upon exercise of Warrant]

To EQUINOX HOLDINGS, INC.

The undersigned registered holder of the within Warrant hereby irrevocably converts such Warrant  with respect to          (2) Initial Warrant Shares (consisting of (A)           Initial Warrant Shares, which is the number of Initial Warrant Shares (or portion thereof in the case of partial conversion) set forth on the face of the Warrant plus (B)           Earn Out Shares, if any, which are the Earn Out Shares, if any, (or pro rata portion of such Earn Out Shares in the case of a partial conversion) by which such number of Initial Warrant Shares was increased) which such holder would be entitled to receive upon the exercise hereof,  and requests that the certificates for such shares be issued in the name of, and delivered to                                                  , whose address is                                                                           .

Dated:
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

	(City)	(State)	(Zip Code)

(2)                                  Insert here the number of Initial Warrant Shares (including the number of any Earn Out Shares, if any, resulting from an increase under Section 2.5 of the Warrant) called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment (other than any adjustment under Section 2.5, it being understood that Section 2.5, if applicable, shall operate solely to increase the number of Initial Warrant Shares for which this Warrant may be exercised, converted or exchanged) for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise.  In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

FORM OF EXCHANGE NOTICE

[To be executed only upon exercise of Warrant]

To EQUINOX HOLDINGS, INC.

The undersigned registered holder of the within Warrant hereby irrevocably exchanges such Warrant with respect to          (3) Initial Warrant Shares (consisting of (A)           Initial Warrant Shares, which is the number of Initial Warrant Shares (or portion there of in the case of partial exchange) set forth on the face of the Warrant plus (B)           Earn Out Shares, if any, which are the Earn Out Shares, if any, (or pro rata portion of such Earn Out Shares in the case of a partial exchange) by which such number of Initial Warrant Shares was increased) which such holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to                                          , whose address is                                                           .

Dated:
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

	(City)	(State)	(Zip Code)

Signed in the presence of:

(3)                                  Insert here the number of Initial Warrant Shares (including the number of any Earn Out Shares, if any, resulting from an increase under Section 2.5 of the Warrant) called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment (other than any adjustment under Section 2.5, it being understood that Section 2.5, if applicable, shall operate solely to increase the number of Initial Warrant Shares for which this Warrant may be exercised, converted or exchanged)for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise.  In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

FORM OF ASSIGNMENT

[To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto                                           the rights represented by such Warrant to purchase           (4) Initial Warrant Shares (which number is the number of Initial Warrant Shares (or portion thereof, in the case of partial assignment) set forth on the face of the Warrant, without giving effect to any increase or adjustment under Sections 2 through 4 of the Warrant) of EQUINOX HOLDINGS, INC. to which such Warrant relates, and appoints                                           Attorney to make such transfer on the books of EQUINOX HOLDINGS, INC. maintained for such purpose, with full power of substitution in the premises.

Dated:
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

	(City)	(State)	(Zip Code)

Signed in the presence of:

Acknowledged and accepted:

EQUINOX HOLDINGS, INC.

By:
Name:
Title:

(4)                                  Insert here the number of Initial Warrant Shares applicable to the Warrant that are shown on the face of the Warrant (excluding the number of Earn Out Shares, if any, resulting from an increase under Section 2.5 of the Warrant) called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise.  In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.  The number of Initial Warrant Shares on any new Warrant should reflect the remaining number of Initial Warrant Shares before any adjustment (including before any adjustment under Section 2.5 of the Warrant).